Rule 424(b)(2)
                                                  Registration No. 333-75723


           PRICING SUPPLEMENT NO. 45 dated May 30, 2001
          to Prospectus Supplement dated April 30, 1999
               and Prospectus dated April 30, 1999.

                LEHMAN BROTHERS HOLDINGS INC.
                 Medium-Term Notes, Series F
         Due Nine Months or More From the Date of Issue
                     (Fixed Rate Coupon)

Cusip No.:                      52517PRW3

Principal Amount:               $25,000,000.00

Net Proceeds:                   $24,875,000.00

Price to Public:                100.0%

Agent's Commission:             .500%

Original Issue Date:            06/14/01

Interest Rate per Annum:        7.125%

Interest Payment Dates:         Monthly on the 14th, commencing on 07/14/01,
                                subject to modified business day convention.

Call Option:                    The issuer has the right to call the issue
                                every 1 month at par on or after
                                June 14, 2006.
                                Call notice is 30 calendar days.

Maturity Date:                  06/14/16

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/_____Thomas O'Sullivan
Name:      Thomas O'Sullivan
Title:  Authorized Signatory